      As filed with the Securities and Exchange Commission on May 22, 2000

                                                Registration No.
                                                                --------------
==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ---------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                             ----------------------
                             COOPER INDUSTRIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        OHIO                                               31-4156620
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                         Identification No)

600 Travis, Suite 5800
Houston, Texas                                                77002
(Address of principal executive offices)                    (Zip Code)
               ---------------------------------------------------
                              COOPER (UK) EMPLOYEE
                               SHARE PURCHASE PLAN
               ---------------------------------------------------
                            Diane Kosmach Schumacher
                             Senior Vice President,
                          General Counsel and Secretary
                             600 Travis, Suite 5800
                              Houston, Texas 77002
                     (Name and address of agent for service)
                                 (713) 209-8400
                     (Telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
                                                    Proposed maximum       Proposed maximum
 Title of securities to       Amount to be           offering price       aggregate offering          Amount of
     be registered            registered(1)           per unit(2)                price            registration fee
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock, par value          500,000
    $5.00 per share              shares                  $34.75             $17,437,500.00            $4,603.50
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

Notes:
1. This registration statement covers, in addition to the number of shares of common stock stated above, options and other rights to purchase or acquire the shares of common stock covered by the prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933 (the "Securities Act"), an indeterminate number of shares, options and rights which may become issuable under the antidilution provisions of the Cooper (UK) Employee Share Purchase Plan (the "Plan").
2. Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the common stock on May 15, 2000 as reported on the New York Stock Exchange.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document or documents containing the information specified in Part I are not required to be filed with the SEC as part of this Form S-8 registration statement pursuant to the instructions to Part 1 of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     Cooper Industries, Inc. ("Cooper") and the Cooper (UK) Employee Share Purchase Plan (the "Plan") hereby incorporate by reference in this registration statement the following documents that have been filed with the SEC:

     o Cooper's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

     o Cooper's Quarterly Report on Form 10-Q for the period ending March 31, 2000;

     o Current Reports on Forms 8-K filed with the SEC on January 27, February 9, February 15, April 18, April 24 and May 9, 2000;

     o The descriptions of Cooper's common stock, par value $5.00 per share, and associated preferred stock purchase rights set forth in the registration statements on Form 8-A filed December 23, 1974 and August 15, 1997, respectively, including any amendment or report filed for the purpose of updating such descriptions.

All documents subsequently filed by Cooper under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES

     Cooper's common stock, par value $5.00 per share, is registered pursuant to
Section 12 of the Exchange Act, and therefore the description of securities is omitted.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Diane K. Schumacher, Senior Vice President, General Counsel and Secretary of Cooper will opine on the legality of the securities registered under this registration statement. Ms. Schumacher is compensated as an employee of Cooper and beneficially owns 52,479 shares of common stock, including 1,756 shares the receipt of which has been deferred pursuant to the Management Annual Incentive Plan, and also including 26,666 shares issuable upon the exercise of options under the Stock Incentive Plan within a period of 60 days from May 18, 2000.

ITEM 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Section 1701.13 of the General Corporation Law of the State of Ohio contains detailed provisions for indemnification of directors and officers of Ohio corporations against expenses, judgments, fines and settlements in connection with litigation. Cooper's Articles of Incorporation and its Directors' and Officers' Liability Insurance Policy provide for indemnification and insurance, respectively, of the directors and officers of Cooper against certain liabilities.

     In addition, on February 17, 1987 the Board of Directors authorized Cooper to enter into indemnification agreements with the directors and certain officers that may be designated from time to time by the Board of Directors. The Board's action was approved by the shareholders at their Annual Meeting on April 28, 1987. The indemnification agreements contain provisions for indemnification against expenses, judgments, fines and settlements in connection with threatened or pending litigation, inquiries or investigations that arise out of the director's or officer's acts or omissions in his or her capacity as a director or officer of Cooper.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8. EXHIBITS.

     The following is a list of exhibits filed with this registration statement:



Number         Description
------         -----------
4.1            Twenty-Seventh Amended Articles of Incorporation of Cooper
               (incorporated herein by reference to Exhibit 3.1 of Cooper's Form
               8-K dated August 5, 1997).

4.2            Rights Agreement dated as of August 5, 1997 between Cooper and
               First Chicago Trust Company of New York, as Rights Agent
               (incorporated herein by reference to Exhibit 4.1 to the Company's registration statement on Form 8-A dated August 14, 1997).

4.3            Cooper (UK) Employee Share Purchase Plan

5.1 Opinion of Diane K. Schumacher as to legality of securities being issued.

23.1           Consent of Diane K. Schumacher (included in Exhibit 5.1).

23.2           Consent of Ernst & Young LLP, Independent Auditors.

24.1           Powers of Attorney from members of Cooper's Board of Directors.


ITEM 9. UNDERTAKINGS

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          o To include any prospectus required by Section 10(a)(3) of the Securities Act;

          o To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          o To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

          provided, however, that the first two paragraphs in this section 1 do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant with or furnished to the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 22, 2000.

                                   COOPER INDUSTRIES, INC.


                                   By: /s/ Diane K. Schumacher
                                       ----------------------------------------
                                           Diane K. Schumacher
                                           Senior Vice President, General
                                           Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


    /s/ H. John Riley, Jr.            Director, Chairman of the Board,
----------------------------------    President and Chief
        H. John Riley, Jr.            Executive Officer                    May 22, 2000

   /s/ D. Bradley McWilliams          Senior Vice President and
----------------------------------    Chief Financial Officer              May 22, 2000
       D. Bradley McWilliams

      /s/ Jeffrey B. Levos            Vice President and Controller
----------------------------------    (Principal Accounting Officer)       May 18, 2000
          Jeffrey B. Levos

     */s/ Warren L. Batts             Director                             May 18, 2000
----------------------------------
          Warren L. Batts


    */s/ Robert M. Devlin             Director                             May 18, 2000
----------------------------------
         Robert M. Devlin


 */s/ Clifford J. Grum                Director                             May 18, 2000
----------------------------------
      Clifford J. Grum


                                      Director                             May   , 2000
----------------------------------                                             --
      Linda A. Hill


 */s/ H. Lee Scott                    Director                             May 18, 2000
----------------------------------
      H. Lee Scott


 */s/ John D. Ong                     Director                             May 18, 2000
----------------------------------
      John D. Ong


 */s/ Sir Ralph H. Robins             Director                             May 18, 2000
----------------------------------
      Sir Ralph H. Robins


 */s/ Dan F. Smith                    Director                             May 18, 2000
----------------------------------
      Dan F. Smith


 */s/ James R. Wilson                 Director                             May 18, 2000
----------------------------------
      James R. Wilson



* by: /s/ Diane K. Schumacher
     --------------------------------------
          Diane K. Schumacher
          Pursuant to Powers of Attorney filed as Exhibit 24.1

                                INDEX TO EXHIBITS

Number         Description
------         -----------
4.1            Twenty-Seventh Amended Articles of Incorporation of Cooper
               (incorporated herein by reference to Exhibit 3.1 of Cooper's Form
               8-K dated August 5, 1997).

4.2            Rights Agreement dated as of August 5, 1997 between Cooper and
               First Chicago Trust Company of New York, as Rights Agent
               (incorporated herein by reference to Exhibit 4.1 to Cooper's registration statement on Form 8-A dated August 14, 1997).

4.3            Cooper (UK) Employee Share Purchase Plan.

5.1 Opinion of Diane K. Schumacher as to legality of securities being issued.

23.1           Consent of Diane K. Schumacher (included in Exhibit 5.1).

23.2           Consent of Ernst & Young LLP, Independent Auditors.

24.1 Powers of Attorney from members of the Cooper's Board of Directors.